                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                       OF

                            WEST END VENTURES, INC.

     The undersigned, being a person of full age, do hereby makes and acknowledge this Certificate of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of Nevada.

                                   ARTICLE  I

     The name of the corporation shall be West End Ventures, Inc.

                                  ARTICLE  II
     The purposes for which the corporation is organized are:

     (a) to engage in acquisitions of suitable enterprises; and

     (b) to engage in any other lawful enterprise, service or activity for which corporations may be organized under the General Corporation Law of the State of Nevada, in addition to or in lieu of the purposes hereinabove set forth in paragraph (a) of this article.

                                  ARTICLE  III

     Duration of the corporation shall be perpetual.

                                  ARTICLE  IV

     The corporation shall have authority to issue 25,000,000 shares of capital stock at a par value of $0.001 per share.

                                   ARTICLE  V

     The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is $1000.00 in cash or property of equivalent value.

                                  ARTICLE  VI

     The address of the initial registered office of the corporation is:

          Laughlin Associates
          Capital Plaza, Suite 100
          1000 E. William Street
          Carson City, Nevada  89701

     The name of the initial registered agent of the corporation at such address is Laughlin Associates, Inc.

                                  ARTICLE  VII

     The number of directors constituting the initial board of directors shall be one (1) and the name and address of the person who is to serve as director until the first meeting of shareholders, or until her successor is elected and qualified is:

          Deborah A. Salerno
          200 E. 90th Street, Suite 26-H
          New York, New York  10128

                                 ARTICLE  VIII

     The name and address of the incorporator is:

          Charles W. Barkley
          Barkley & Barkley
          914 Cameron Brown Building
          Charlotte, Mecklenburg County, North Carolina  28204

                                  ARTICLE  IX

     The Shareholders shall not have pre-emptive rights in any issues of capital stock and shall not have cumulative voting rights.

     IN WITNESS WHEREOF, the undersigned, being all of the incorporators hereinabove named, does hereby make this Certificate for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada and does hereby certify that the facts hereinabove set forth are true and correct and have accordingly set hereunto my hand and seal this 24 day of July, 1989.


                                        /s/ Charles W. Barkley
                                --------------------------------------------
                                             Incorporator

STATE OF NORTH CAROLINA:
                           :
COUNTY OF MECKLENBURG:


     I, ___________________________________________________________________, a
Notary Public in and for Mecklenburg County and State aforesaid, do hereby certify that Charles W. Barkley personally appeared before me this day and acknowledged the due execution of the foregoing Articles of Incorporation.

     WITNESS my hand and notarial seal, this 24 day of July, 1989.
                                             --




                                                        /s/
                                        ---------------------------------------
                                                     Notary Public


My Commission Expires:

[NOTARIAL SEAL]

                           CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION


          West End Ventures, Inc., a corporation organized under the Laws of the State of Nevada, by its President and Secretary does hereby certify:

          1. That the board of directors of said corporation at a meeting duly convened and held on the 1st day of March, 1990, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

          RESOLVED, that article FIRST of said articles of incorporation be amended to read as follows:

          "FIRST:   The name of the corporation is Future Medical Technologies
     International, Inc."

          2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is two-thirds; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

          IN WITNESS WHEREOF, the said West End Ventures, Inc. has caused this certificate to be signed by its President and its Secretary and its corporate seal to be hereto affixed this 15th day of April, 1990.

                         West End Ventures, Inc.

                         By: /s/ Joseph B. Hippensteel
                            ------------------------------------------
                             Joseph B. Hippensteel
                             President



                         By: /s/ Deanne K. VanLeeuwen
                            ------------------------------------------
                             Deanne K. VanLeeuwen
                             Secretary


(SEAL)



STATE OF NEW JERSEY :
                    :  SS.
COUNTY OF CAMDEN    :


     On April 15, 1990 personally appeared before me a Notary Public, JOSEPH B. HIPPENSTEEL and DEANNE K. VAN LEEUWEN, who acknowledged that they executed the above instrument.


                                        /s/
                                ------------------------------------
                                Notary Public

(SEAL)

                           CERTIFICATE OF AMENDMENT
                                       OF
                FUTURE MEDICAL TECHNOLOGIES INTERNATIONAL, INC.


     Bruce LaMont and David Weitz certify as follows:

          1. That they are the President and Secretary, respectively, of FUTURE MEDICAL TECHNOLOGIES INTERNATIONAL, INC., a Nevada Corporation.

          2. That by unanimous consent of the Board of Directors September 20, 1996, the following resolution was adopted.

          RESOLVED, that the to the Articles of Incorporation dated September 28, 1989 and filed with the Secretary of State on September 28, 1989 and the Amendment to the Articles of Incorporation dated April 15, 1990 and filed with the Secretary of State on May 8, 1990 be, and hereby are amended as follows:

          That the name of the corporation is Covalent Group, Inc."

          3. That paragraph FIRST of said Articles of Incorporation is hereby amended to read as follows:

          That the name of the corporation is Covalent Group, Inc.

          4. That the members of said corporation have adopted said amendment by written consent on or about the 20th day of September, 1996. That the wording of the amended Articles, as set forth in the members' resolution, is the same as that set forth in the Director's resolution in paragraph Two (2) above. That the number of shares voted affirmative for the adoption of said resolution is 7,948,824, and that the total number of shares entitled to vote on or consent to said amendment is 11,542,403.

          DATED this  20th day of September, 1996.

                         SIGNED:  /s/ BRUCE LAMONT
                                -----------------------------------------------
                                  BRUCE LAMONT, President


                         SIGNED: /s/ DAVID WEITZ
                                -----------------------------------------------
                                  DAVID WEITZ, Secretary

STATE OF NEW JERSEY :
                    :  SS.
COUNTY OF CAMDEN    :


     ON THIS 20th day of September, 1996, personally appeared before me, a Notary Public, Bruce LaMont and David Weitz, who acknowledged that they are the President and Secretary respectively of Future Medical Technologies International, Inc., and that they executed the foregoing Certificate of Amendment.


                                /s/
                                ------------------------------------------
                                NOTARY PUBLIC